                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED):

                                 JANUARY 2, 2002


                                 ANTIGENICS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                          000-29089             06-1562417

(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                          630 FIFTH AVENUE, SUITE 2100
                            NEW YORK, NEW YORK 10111

              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (212) 332-4774

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

     On December 5, 2001, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (File No. 333-74002) (the "Registration Statement") of Antigenics Inc., which permits us to issue up to an aggregate of $100,000,000 of common stock, preferred stock, depository shares and debt securities.

     On January 2, 2002, we issued a press release announcing a proposed public offering of 4,000,000 shares of our common stock (the "Shares") pursuant to the Registration Statement. Completion of the offering, and the final terms of any offering, will depend on market conditions.

     We filed with the SEC on January 2, 2002 a prospectus together with a supplement to the prospectus, dated December 31, 2001, relating to offering of the Shares. We are providing below under the caption "Risk Factors," the updated description of the risks and uncertainties which could materially affect our business, financial condition and results of operations. These factors, which modify and supercede those contained in the Registration Statement filed on December 5, 2001, should be considered by investors contemplating trading in our securities and/or evaluating forward-looking information about Antigenics.

                                  RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

IF WE INCUR OPERATING LOSSES FOR LONGER THAN WE EXPECT, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

     From our inception through September 30, 2001, we have generated net losses totaling $144.1 million, including $59.7 million during the first nine months of this year, and we expect to incur increasing and significant losses over the next several years as we complete our clinical trials, apply for regulatory approvals, continue development of our technologies, and expand our operations. To date, we have generated revenues from only one product, our feline leukemia vaccine named Quilvax-FELV. Our revenues from Quilvax-FELV were $443,000 for the year ended December 31, 2000 and $1.1 million for the nine months ended September 30, 2001. We do not expect to generate significant revenues for several years. Any regulatory, marketing or other difficulties we experience with Quilvax-FELV, our feline leukemia vaccine, could jeopardize that revenue stream. Our ability to become profitable will depend on the market acceptance of Oncophage, our lead cancer vaccine, and our other drugs that receive FDA or foreign regulatory marketing approval.

IF WE FAIL TO OBTAIN THE CAPITAL NECESSARY TO FUND OUR OPERATIONS, WE WILL BE UNABLE TO ADVANCE OUR DEVELOPMENT PROGRAMS AND COMPLETE OUR CLINICAL TRIALS.

     On September 30, 2001, we had approximately $71.7 million in cash and cash equivalents. We expect that we will fund our development programs, clinical trials, and other operating expenses with our current working capital into 2003. Since our inception, we have financed our operations primarily through the sale of equity, interest income earned on cash and cash equivalent balances and debt provided through a credit facility secured by some of our manufacturing and laboratory assets. In order to fund our future needs, we will be required to raise money in the capital markets, through arrangements with corporate partners, or from other sources. Additional financing, however, may not be available on favorable terms or at all. If we are unable to raise additional funds when we need them, we may be required to delay, reduce or eliminate some or all of our development programs and some or all of our clinical trials, including the development programs and clinical trials supporting our lead cancer vaccine, Oncophage. We also may be forced to license technologies to others that we would prefer to develop internally.

WE MAY NOT RECEIVE SIGNIFICANT PAYMENTS FROM COLLABORATORS DUE TO UNSUCCESSFUL RESULTS IN EXISTING COLLABORATIONS OR A FAILURE TO ENTER INTO FUTURE COLLABORATIONS.

     Part of our strategy is to develop and commercialize some of our products by continuing our existing collaborative arrangements with academic and corporate collaborators and licensees and by entering into new collaborations. Our success depends on the success of these parties in performing research, preclinical and clinical testing. These arrangements may require us to transfer important rights to these corporate collaborators and licensees. These collaborators and licensees could choose not to devote resources to these arrangements or, under certain circumstances, may terminate these arrangements early. In addition, these collaborators and licensees, outside of their arrangements with us, may develop technologies or products that are competitive with those that we are developing. As a result, our strategic collaborations may not continue, we may not be able to enter into new collaborations or we may not receive revenues from any of these relationships.

WE MUST RECEIVE SEPARATE REGULATORY APPROVALS FOR EACH OF OUR DRUGS AND VACCINES IN EACH TYPE OF DISEASE BEFORE WE CAN SELL THEM COMMERCIALLY IN THE UNITED STATES OR INTERNATIONALLY.

     We cannot sell any of our drugs or vaccines until they receive regulatory approval. Oncophage and any of our other drug candidates could take a significantly longer time to gain regulatory approval than we expect or may never gain approval. The process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive and uncertain. It also can vary substantially, based on the type, complexity and novelty of the product involved. Our lead product, Oncophage, is a novel cancer therapeutic vaccine that is personalized for each patient. To date, the FDA and foreign regulatory agencies have approved only a limited number of cancer therapeutic vaccines for commercial sale and have relatively little experience in reviewing personalized medicine therapies. This lack of experience may lengthen the regulatory review process for Oncophage, increase our development costs and delay or prevent commercialization.

     To obtain regulatory approvals, we must, among other requirements, complete carefully controlled and well-designed clinical trials demonstrating that a particular drug or vaccine is safe and effective for the applicable disease. Any delays or difficulties that we encounter in these clinical trials may have a substantial adverse impact on our operations and cause our stock price to decline significantly. We rely on third party clinical investigators to conduct our clinical trials and as a result, we may encounter delays outside our control. Future clinical trials may not show that our drugs and vaccines are safe and effective. In addition, we or the FDA might delay or halt the clinical trials, including our Phase III trials of Oncophage, for various reasons, including:

     - Oncophage may not appear to be more effective than current therapies;

     - Oncophage may have unforeseen or significant adverse side effects or other safety issues;

     - the time required to determine whether Oncophage is effective may be longer than expected;

     - we may be unable to adequately follow or evaluate patients after treatment with Oncophage;

     - patients may die during a clinical trial because their disease is too advanced or because they experience medical problems that may not be related to Oncophage;

     - sufficient numbers of patients may not enroll in our clinical trials; or

     - we may be unable to produce sufficient quantities of Oncophage to complete the trials.

THE SUCCESS OF OUR ACQUISITION OF ARONEX PHARMACEUTICALS IS LARGELY DEPENDENT ON ATRAGEN RECEIVING REGULATORY APPROVAL.

     A significant factor in our decision to acquire Aronex Pharmaceuticals was our optimism regarding our ability to obtain regulatory approval of ATRAGEN for the treatment of acute promyelocytic leukemia, also referred to as APL. In January 2001, Aronex Pharmaceuticals received a "not approvable" letter from the FDA for its new drug application, or NDA, for ATRAGEN in APL. In August 2001, we met with the FDA to discuss our strategy for amending the NDA for ATRAGEN in APL. Based on the FDA's comments from that meeting, we determined that the additional development costs necessary to amend the NDA for ATRAGEN in APL would outweigh the benefits of an approval of ATRAGEN in that indication. We are evaluating a development strategy for ATRAGEN in other types of cancer. There is a chance that ATRAGEN will never receive FDA approval, or such approval will be significantly delayed.

IF WE ARE UNABLE TO PURIFY HEAT SHOCK PROTEINS FROM SOME CANCER TYPES, THE SIZE OF OUR POTENTIAL MARKET WOULD DECREASE.

     Heat shock proteins occur naturally in the human body and activate powerful cellular immune responses. Our ability to successfully commercialize Oncophage for a particular cancer type depends on our ability to purify heat shock proteins from that type of cancer. Based on our clinical trials conducted to date, in renal cell carcinoma, we have been able to manufacture Oncophage from 94% of the tumors delivered to our manufacturing facility; for melanoma, 89%; for colorectal carcinoma, 98%; for gastric cancer, 81%; and for pancreatic cancer, 30%. The relatively low rate for pancreatic cancer is due to the abundance of proteases in pancreatic tissue. Proteases are enzymes that break down proteins. These proteases may degrade the heat shock proteins during the purification process. We have recently made process development advances that have improved the manufacture of Oncophage from pancreatic tissue. In a recently expanded Phase I pancreatic cancer study, Oncophage was manufactured from 5 of 5 tumor samples (100%), bringing the aggregate success rate for this cancer type to 50%.

     We may encounter this problem or similar problems with other types of cancers as we expand our research. If we cannot overcome these problems, the number of cancer types that Oncophage could treat would be limited.

IF WE FAIL TO SUSTAIN AND FURTHER BUILD OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS WILL BE ABLE TO TAKE ADVANTAGE OF OUR RESEARCH AND DEVELOPMENT EFFORTS TO DEVELOP COMPETING PRODUCTS AND OUR BUSINESS WILL SUFFER.

     If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products. We currently have exclusive rights to 73 issued United States patents and 66 foreign patents. We also have rights to 81 pending United States patent applications and 97 pending foreign patent applications. However, our patents may not protect us against our competitors. The standards which the United States Patent and Trademark Office uses to grant patents, and the standards which courts use to interpret patents, are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, the level of protection, if any, that will be given to our patents if we attempt to enforce them and they are challenged in court, is uncertain. In addition, the type and extent of patent claims that will be issued to us in the future is uncertain. Any patents which are issued may not contain claims which will permit us to stop competitors from using similar technology.

     In addition to our patented technology, we also rely on unpatented technology, trade secrets and confidential information. We may not be able to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We generally require each of our employees, consultants, collaborators, and certain contractors to execute a confidentiality agreement at the commencement of an employment, consulting or collaborative relationship with us. However, these agreements may not provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

WE MAY INCUR SUBSTANTIAL COSTS AS A RESULT OF LITIGATION OR OTHER PROCEEDINGS RELATING TO PATENT AND OTHER INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE UNABLE TO PROTECT OUR RIGHTS TO, OR USE, OUR TECHNOLOGY.

     If we choose to go to court to stop someone else from using the inventions claimed in our patents, that individual or company has the right to ask the court to rule that our patents are invalid and should not be enforced against that third party. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the violation of our patents. In addition, there is a risk that the court will decide that our patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of our patents is upheld, the court will refuse to stop the other party on the ground that such other party's activities are not covered by (that is, do not infringe) our patents.

     Furthermore, a third party may claim that we are using inventions covered by such third party's patent and may go to court to stop us from engaging in our normal operations and activities. These lawsuits are expensive and would consume time and other resources. There is a risk that a court would decide that we are violating the third party's patent and would order us to stop the activities covered by the patent. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party's patent. The biotechnology industry has resulted in a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products. The coverage of patents is subject to interpretation by the courts, and the interpretation in not always uniform. For example, we know of patents issued to third parties relating to heat shock proteins. We have reviewed these patents, and we believe, as to the various claims in the patents, that we either do not infringe the claims of the patents or that the claims are invalid. Moreover, patent holders sometimes send letters to a number of companies in related fields, suggesting possible infringement, and we, like a number of biotech companies, have received these types of letters, including with respect to the third party patents mentioned above one of which relates to alleviation of symptoms of cancer. If we are sued for patent infringement, we would need to demonstrate that our products either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Additionally, one of the patent applications licensed to us contains claims that are substantially the same as claims in one of the third party patents mentioned above. The United States Patent and Trademark Office has declared an interference proceeding to resolve this conflict. In an interference proceeding, the party with the earliest effective filing date has certain advantages. Although we believe that our claims have an earlier effective filing date than the claims of the other patents, if this third party were to prevail in the interference proceeding, it could result in abandonment of our patent application and the potential need to seek a license from this party which may not be available on reasonable terms.

     Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to continue our operations.

     In 1995, the European Patent Office issued a European patent, with claims directed to the use of heat shock proteins to produce or enhance immune responses to cancer and infectious diseases, to the Whitehead Institute for Biomedical Research and the Medical Research Council. This patent is exclusively licensed to StressGen Biotechnologies Corporation. In 1996, we filed an opposition to the patent in the European Patent Office. In 1998, the European Patent Office issued a preliminary, non-binding opinion that the patent should be revoked in its entirety. Subsequently, in oral proceedings before the European Patent Office in 2000, the patent was revoked in its entirety. While the holders of the patent filed a notice of appeal of this decision, the European Patent Office has rejected the appeal.

     This European patent claims priority to a United States patent application filed in 1988. We do not know whether this application, or any related application, is still pending. To date, no United States patent has issued from this application. We do not know whether a United States patent will ever issue from this patent application. If a United States patent does issue, we do not know whether the patent will be enforceable, whether any valid claims will cover our activities or products, or whether the patent owner will attempt to assert the patent against us.

WE FACE LITIGATION THAT COULD RESULT IN SUBSTANTIAL DAMAGES AND MAY DIVERT MANAGEMENT'S TIME AND ATTENTION FROM OUR BUSINESS.

     Antigenics, our Chairman and Chief Executive Officer Garo Armen, and two brokerage firms that served as underwriters in our initial public offering have been named as defendants in a civil class action lawsuit filed on November 5, 2001 in the Federal District Court in the Southern District of New York. The suit alleges that these underwriters charged secret excessive commissions to certain of their customers in return for allocations of our stock in the offering. The suit also alleges that shares of our stock were allocated to certain of the underwriters' customers based upon an agreement by such customers to purchase subsequent shares of our stock in the secondary market. While we intend to vigorously defend these claims, we could be required to pay substantial damages if the lawsuit is not resolved in our favor and, regardless of the outcome, the lawsuit may cause a diversion of our management's time and attention from our business.

IF WE FAIL TO KEEP KEY MANAGEMENT AND SCIENTIFIC PERSONNEL, WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP OUR THERAPEUTIC DRUGS OR VACCINES, CONDUCT CLINICAL TRIALS AND OBTAIN FINANCING.

     We are highly dependent on our senior management and scientific personnel, particularly Garo H. Armen, Ph.D., our chairman and chief executive officer, Pramod K. Srivastava, Ph.D., our chief scientific officer, a member of our board of directors and chairman of our scientific advisory board, Russell Herndon, our chief operating officer, and Elma Hawkins, Ph.D., our vice chairman. Since our manufacturing process is unique, our manufacturing and quality control personnel are also very important. The competition for these and other qualified personnel in the biotechnology field is intense. If we are not able to attract and retain qualified scientific, technical and managerial personnel, we may be unable to achieve our business objectives.

     In addition, we have licensed a significant portion of our intellectual property from institutions at which Dr. Srivastava has worked. We also sponsor research in Dr. Srivastava's laboratory at the University of Connecticut Health Center in exchange for the right to license discoveries made in that laboratory with our funding. Dr. Srivastava is a member of the faculty of the University of Connecticut School of Medicine. The regulations and policies of the University of Connecticut Health Center govern the relationship between a faculty member and a commercial enterprise. These regulations and policies prohibit Dr. Srivastava from becoming our employee. Furthermore, the University of Connecticut may modify these regulations and policies in the future to further limit Dr. Srivastava's relationship with us. Dr. Srivastava has a consulting agreement with us, which includes financial incentives for him to remain associated with us, but that may not be enough to compel him to remain associated with us even during the time covered by the consulting agreement. In addition, this agreement does not restrict his ability to compete with us after his association is terminated.

IF WE FAIL TO OBTAIN ADEQUATE LEVELS OF REIMBURSEMENT FOR OUR THERAPEUTIC DRUGS OR VACCINES FROM THIRD PARTY PAYERS, THE COMMERCIAL POTENTIAL OF OUR THERAPEUTIC DRUGS OR VACCINES WILL BE SIGNIFICANTLY LIMITED.

     Our profitability will depend on the extent to which government authorities, private health insurance providers and other organizations provide reimbursement for the cost of our therapeutic drugs or vaccines. Many patients will not be capable of paying for our therapeutic drugs or vaccines themselves. A primary trend in the United States health care industry is toward cost containment. Large private payers, managed care organizations, group purchasing organizations and similar organizations are exerting increasing influence on decisions regarding the use of particular treatments. Furthermore, many third party payers limit reimbursement for newly approved health care products. Cost containment measures may prevent us from becoming profitable.

PRODUCT LIABILITY AND OTHER CLAIMS AGAINST US MAY REDUCE DEMAND FOR OUR PRODUCTS OR RESULT IN SUBSTANTIAL DAMAGES.

     We face an inherent risk of product liability exposure related to testing our therapeutic drugs or vaccines in human clinical trials and will face even greater risks when we sell our drugs or vaccines commercially. An individual may bring a product liability claim against us if one of our drugs or vaccines causes, or merely appears to have caused, an injury. Regardless of merit or eventual outcome, product liability claims may result in:

     - decreased demand for our therapeutic drugs or vaccines;

     - injury to our reputation;

     - withdrawal of clinical trial volunteers;

     - costs of related litigation; and

     - substantial monetary awards to plaintiffs.

     We manufacture Oncophage from a patient's tumor and a medical professional must inject the Oncophage into that same patient. A patient may sue us if we, a hospital or a delivery company fails to deliver the removed tumor or that patient's Oncophage. We anticipate that the logistics of shipping will become more complex as the number of patients we treat increases, and it is possible that all shipments will not be made without incident. In addition, administration of Oncophage at a hospital poses another chance for delivery to the wrong patient. Currently, we do not have insurance that covers loss of or damage to Oncophage and do not know whether insurance will be available to us at a reasonable price or at all.

     We have limited product liability coverage for clinical research use of product candidates. We also maintain limited product liability insurance for the commercial sale of Quilvax-FELV. This limited insurance coverage may be insufficient to fully compensate us for future claims.

WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH ENVIRONMENTAL LAWS AND
REGULATIONS.

     We use hazardous, infectious and radioactive materials that could be dangerous to human health, safety or the environment. As appropriate, we store these materials and various wastes resulting from their use at our facility pending ultimate use and disposal. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes resulting from their use. We may incur significant costs complying with both existing and future environmental laws and regulations. In particular, we are subject to regulation by the Occupational Safety and Health Administration and the Environmental Protection Agency and to regulation under the Toxic Substances Control Act and the Resource Conservation and Recovery Act. OSHA or the EPA may adopt regulations that may affect our research and development programs. We are unable to predict whether any agency will adopt any regulations which could have a material adverse effect on our operations.

     Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from these materials. In the event of an accident, we could be held liable for any resulting damages which could be substantial.

OUR COMPETITORS IN THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES MAY HAVE SUPERIOR PRODUCTS, MANUFACTURING CAPABILITY OR MARKETING EXPERTISE.

     Our business may fail because we face intense competition from major pharmaceutical companies and specialized biotechnology companies engaged in the development of therapeutic drugs or vaccines and other therapeutic products, including heat shock proteins, directed at cancer, infectious diseases, autoimmnune disorders, and degenerative disorders. Several of these companies, such as Dendreon, Stressgen, AVAX, Intracel and Cell Genesys utilize similar technologies and/or personalized medicine techniques. Additionally, many of our competitors, including large pharmaceutical companies, have greater financial and human resources and more experience. Our competitors may:

     - commercialize their products sooner than we commercialize ours;

     - develop safer or more effective therapeutic drugs or preventive vaccines and other therapeutic products;

     - implement more effective approaches to sales and marketing;

     - establish superior proprietary positions; or

     - discover technologies that may result in medical insights or breakthroughs which may render our drugs or vaccines obsolete even before they generate any revenue.

     More specifically, if we receive regulatory approvals, some of our therapeutic drugs or vaccines will compete with well-established, FDA approved therapies that have generated substantial sales over a number of years. We anticipate that we will face increased competition in the future as new companies enter our markets and scientific developments surrounding immunotherapy and other cancer therapies continue to accelerate.

WE MAY NOT SUCCESSFULLY INTEGRATE OPERATIONS WITH OUR RECENTLY ACQUIRED BUSINESSES, AND THE INTEGRATION OF THE BUSINESSES MAY BE COSTLY.

     On November 16, 2000, we acquired Aquila Biopharmaceuticals, Inc. and on July 12, 2001, we acquired Aronex Pharmaceuticals, Inc. We are integrating our operations with those of Aquila and Aronex Pharmaceuticals. These integrations require significant efforts from each entity, including coordinating research and development efforts. Aquila's and Aronex Pharmaceuticals' collaborators, customers, distributors or suppliers may terminate their arrangements or demand new arrangements; and Aquila or Aronex Pharmaceuticals personnel may leave as a result of the acquisitions. Integrating operations may distract management's attention from the day-to-day business of the combined company. If we are unable to successfully integrate the operations of these companies or if this integration process costs more than expected, our future results will be negatively impacted.

     The integration of these businesses into our operations will involve a number of risks, including:

     - the possible diversion of management's attention from other business concerns;

     - the possible loss of key employees from acquisitions;

     - potential difficulties in integrating the operations of those businesses;

     - the potential inability to successfully replicate our operating efficiencies in Aquila's or Aronex Pharmaceuticals' operations; and

     - unanticipated problems or legal liabilities.

     We acquired these companies in order to, among other things, broaden our product portfolio and, in Aronex Pharmaceuticals' case, to try to bring to market certain of Aronex Pharmaceuticals' drugs at a faster pace than our current products. We may find that these drugs are not viable or may take more resources to bring to market than originally anticipated.

                           RISKS RELATED TO OUR STOCK

OUR OFFICERS AND DIRECTORS MAY BE ABLE TO BLOCK PROPOSALS FOR A CHANGE IN
CONTROL.

     As of September 30, 2001, Antigenics Holdings L.L.C. controlled approximately 38.5% of our outstanding common stock. Due to this concentration of ownership, Antigenics Holdings may be able to prevail on all matters requiring a stockholder vote, including:

     - the election of directors;

     - the amendment of our organizational documents; or

     - the approval of a merger, sale of assets or other major corporate transaction.

     Our directors and officers, if they elect to act together, can control Antigenics Holdings. In addition, several of our directors and officers directly and indirectly own shares of our common stock.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND UNDER DELAWARE LAW MAY MAKE AN ACQUISITION OF US MORE DIFFICULT.

     We are incorporated in Delaware. Anti-takeover provisions of Delaware law and our charter documents may make a change in control more difficult even if the stockholders desire a change in control. Our anti-takeover provisions include provisions in our certificate of incorporation providing that stockholders' meetings may only be called by the president or the majority of the board of directors and a provision in our by-laws providing that our stockholders may not take action by written consent. Additionally, our board of directors has the authority to issue up to one million shares of preferred stock (including the shares being issued in this offering) and to determine the terms of those shares of stock without any further action by our stockholders. The rights of holders of our stock are subject to the rights of the holders of any preferred stock that may be issued. The issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. Our charter also provides for the classification of our board of directors into three classes. This "staggered board" generally may prevent stockholders from replacing the entire board in a single proxy contest. In addition, our directors may only be removed from office for cause. Delaware law also prohibits a corporation from engaging in a business combination with any holder of 15% or more of its capital stock until the holder has held the stock for three years unless, among other possibilities, the board of directors approves the transaction. The board may use this provision to prevent changes in our management. Also, under applicable Delaware law, our board of directors may adopt additional anti-takeover measures in the future.

OUR STOCK HAS LOW TRADING VOLUME AND THEREFORE OUR PUBLIC TRADING PRICE MAY BE VOLATILE.

     Since our initial public offering on February 4, 2000, the per share price of our common stock has fluctuated between $10.00 and $71.50 with an average daily trading volume over the three months ended September 30, 2001 of approximately 103,000. The market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of individual companies. In addition to general market volatility, many factors may have a significant adverse effect on the market price of our stock, including:

     - announcements of decisions made by public officials;

     - results of our preclinical and clinical trials;

     - announcements of technological innovations or new commercial products by us or our competitors;

     - developments concerning proprietary rights, including patent and litigation matters;

     - publicity regarding actual or potential results with respect to products under development by us or by our competitors;

     - regulatory developments; and

     - quarterly fluctuations in our revenues and other financial results.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DECLINE.

     The sale by us or the resale by stockholders of shares of our stock could cause the market price of our stock to decline. As of November 15, 2001, we had 29,004,277 shares of common stock outstanding. All of these shares are eligible for sale on the Nasdaq National Market, although certain of the shares are subject to sale volume and other limitations.

     We have filed registration statements to permit the sale of 5,236,831 shares of common stock under our equity incentive plan and certain equity plans that we assumed in the acquisitions of Aquila Biopharmaceuticals and Aronex Pharmaceuticals. We have also filed a registration statement to permit the sale of 300,000 shares of common stock under our employee stock purchase plan. As of September 30, 2001, options to purchase approximately 3,333,000 shares of our stock upon exercise of options with a weighted average exercise price per share of $12.14 were outstanding. Many of these options are subject to vesting that generally occurs over a period of up to five years following the date of grant. As of September 30, 2001, warrants to purchase approximately 399,000 shares of our common stock with a weighted average exercise price per share of $24.21 were outstanding. In addition, in connection with our acquisition of Aronex Pharmaceuticals, we issued contingent value rights that may result in the issuance of 326,000 shares of our stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ANTIGENICS INC.

Date:  January 2, 2002

                                         By: /s/ Garo H. Armen
                                            -----------------------------------
                                            Garo H. Armen, Ph.D.
                                            Chairman and Chief Executive Officer